RESIDENTIAL ACCREDIT LOANS, INC.
                                    DEPOSITOR
                           RALI SERIES 2001-QS18 TRUST
                                     ISSUER
                         RESIDENTIAL FUNDING CORPORATION
                                 MASTER SERVICER

        MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES, SERIES 2001-QS18

                 $ 190,367       0.00%     CLASS A-P CERTIFICATES

             -------------------------------------------------------
                         Supplement dated April 27, 2005
                                       to
                         Supplement dated March 18, 2002
                                       to
                  Prospectus Supplement dated December 21, 2001
                                       to
                          Prospectus dated May 24, 2001

         Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the prospectus supplement dated December 21, 2001.

         The following two paragraphs shall supplement information on the cover page and in the section entitled "Method of Distribution" in the prospectus supplement:

         UBS Securities LLC as the Class PO underwriter will offer the Class A-P Certificates to the public at varying prices to be determined at the time of sale. The proceeds to the depositor from the sale of the Class A-P Certificates to the Class PO underwriter, before deducting expenses payable by the depositor, will be approximately 72.09% of the aggregate certificate principal balance of the Class A-P Certificates. It is expected that delivery of the Class A-P Certificates will be made only in fully registered, certificated form on or about April 28, 2005 against payment therefor in immediately available funds.

         In accordance with the terms and conditions of a Class PO underwriting agreement, dated April 27, 2005, the Class PO underwriter has agreed to purchase and the depositor has agreed to sell the Class A-P Certificates. For purposes of the section entitled "Method of Distribution", the Class PO underwriting agreement, the Class PO underwriter and the Class A-P Certificates shall constitute an underwriting agreement, an underwriter and underwritten certificates, respectively, as described in such section. The Class PO underwriter and any dealers that may participate with the Class PO underwriter in the resale of the Class A-P Certificates may receive compensation from the depositor in the form of underwriting compensation or, in the case of dealers, compensation from the Class PO underwriter in the form of discounts, concessions or commissions. The Class PO underwriting agreement provides that the depositor will indemnify the Class PO underwriter, and that under limited circumstances the Class PO underwriter will indemnify the depositor, against some liabilities under the Securities Act of 1933, as amended, or contribute to payments required to be made in respect thereof. There is currently no secondary market for the Class A-P Certificates. The Class PO underwriter intends to make a secondary market in the Class A-P Certificates but is not obligated to do so. There can be no assurance that a secondary market for the Class A-P Certificates will develop, or if it does develop, that it will continue.

                               UBS INVESTMENT BANK
                              CLASS PO UNDERWRITER

         The tables regarding the mortgage loans under the section entitled "Description of the Mortgage Pool--Mortgage Pool Characteristics" in the prospectus supplement shall be deleted in their entirety and replaced with the following tables, which reflect information regarding the mortgage loans as of March 1, 2005, after deducting payments due during the month of March 2005, unless otherwise indicated:



                                                 CREDIT SCORE OF THE MORTGAGE LOANS

                                  NUMBER OF                         PERCENTAGE OF          AVERAGE
                                  MORTGAGE         PRINCIPAL          MORTGAGE            PRINCIPAL        WEIGHTED AVERAGE
    CREDIT SCORE RANGE              LOANS           BALANCE            LOANS               BALANCE             LTV RATIO
---------------------------       ---------      ------------       -------------      ------------        ----------------
499 or less................           18         $  2,956,782            5.82%         $  164,266               83.00%
500 - 519..................            3              325,781            0.64             108,594               82.39
520 - 539..................           10            2,036,802            4.01             203,680               73.05
540 - 559..................           10            1,819,676            3.58             181,968               75.10
560 - 579..................            7            1,572,919            3.10             224,703               69.61
580 - 599..................            6              590,307            1.16              98,385               68.32
600 - 619..................           19            2,822,542            5.56             148,555               77.37
620 - 639..................           16            1,584,206            3.12              99,013               81.90
640 - 659..................           17            2,195,633            4.32             129,155               78.17
660 - 679..................           30            4,180,121            8.23             139,337               77.32
680 - 699..................           30            4,184,313            8.24             139,477               74.36
700 - 719..................           31            3,964,705            7.80             127,894               82.64
720 - 739..................           38            4,466,198            8.79             117,532               73.90
740 - 759..................           29            3,678,677            7.24             126,851               76.82
760 - 779..................           40            5,086,026           10.01             127,151               73.22
780 - 799..................           47            5,755,768           11.33             122,463               74.94
800 or greater.............           29            3,133,839            6.17             108,063               66.62
Subtotal with Credit
Score......................          380         $ 50,354,294           99.10%         $  132,511               75.75%
                                  ---------      ------------       -------------      ------------        ----------------
Not Available..............            3              456,144            0.90             152,048               72.89
                                  ---------      ------------       -------------      ------------        ----------------
Total, Average or
Weighted Average...........          383         $ 50,810,438          100.00%         $  132,664               75.73%
                                  =========      ============       =============      ============        ================

         The minimum and maximum credit scores of the mortgage loans were 452 and 842, respectively, and the weighted average credit score of the mortgage loans was 687.

         For substantially all of the mortgage loans, the credit score was updated prior to March 1, 2005.

         Mortgage loans indicated as having a credit score that is "not available" include certain mortgage loans where the credit score was not provided by the related seller and mortgage loans where no credit history could be obtained for the related mortgagor.



                                             OCCUPANCY TYPES OF THE MORTGAGED PROPERTIES

                              NUMBER OF                        PERCENTAGE         AVERAGE        WEIGHTED       WEIGHTED
                               MORTGAGE        PRINCIPAL      OF MORTGAGE        PRINCIPAL       AVERAGE         AVERAGE
         OCCUPANCY              LOANS           BALANCE           LOANS           BALANCE      CREDIT SCORE     LTV RATIO
---------------------------  ----------      ------------     ------------      ------------   -------------  -------------
Primary Residence..........      223         $ 37,165,584         73.15%        $   166,662         679           76.08%
Second/Vacation............        2              150,733          0.30              75,367         678           77.94
Non Owner-occupied.........      158           13,494,121         26.56              85,406         709           74.72
                             ----------      ------------     ------------      ------------   -------------  -------------
Total, Average or
Weighted Average...........      383         $ 50,810,438        100.00%        $   132,664         687           75.73%
                             ==========      ============     ============      ============   =============  =============


                                                    PURPOSE OF THE MORTGAGE LOANS

                              NUMBER OF                        PERCENTAGE         AVERAGE        WEIGHTED       WEIGHTED
                               MORTGAGE        PRINCIPAL      OF MORTGAGE        PRINCIPAL       AVERAGE         AVERAGE
     LOAN PURPOSE               LOANS           BALANCE           LOANS           BALANCE      CREDIT SCORE     LTV RATIO
---------------------------  ----------      ------------     ------------      ------------   -------------  -------------
Purchase...................      148         $ 16,013,407         31.52%        $    108,199        693           81.85%
Rate/Term Refinance........      115           15,656,606         30.81              136,144        691           74.58
Equity Refinance...........      120           19,140,426         37.67              159,504        677           71.54
                             ----------      ------------     ------------      ------------   -------------  -------------
Total, Average or
Weighted Average...........      383         $ 50,810,438        100.00%        $    132,664        687           75.73%
                             ==========      ============     ============      ============   =============  =============



                                                      MORTGAGED PROPERTY TYPES

                              NUMBER OF                        PERCENTAGE         AVERAGE        WEIGHTED       WEIGHTED
                               MORTGAGE        PRINCIPAL      OF MORTGAGE        PRINCIPAL       AVERAGE        AVERAGE
       PROPERTY TYPE            LOANS           BALANCE           LOANS           BALANCE      CREDIT SCORE    LTV RATIO
---------------------------  ----------      ------------     ------------      ------------   -------------  -------------
Single-family detached.....      266         $ 34,670,113         68.23%        $   130,339         686          75.65%
Two-to-four family units...       60            6,985,985         13.75             116,433         698          77.51
Planned Unit Developments
(detached).................       23            4,655,165          9.16             202,398         676          75.50
Condo Low-Rise (less than
5 stories).................       18            2,172,255          4.28             120,681         672          69.17
Planned Unit Developments
(attached).................        7              744,573          1.47             106,368         736          73.64
Condo High-Rise
(9 stories or more)........        3              742,529          1.46             247,510         613          82.37
Townhouse..................        3              344,635          0.68             114,878         741          85.08
Condo Mid-Rise (5 to
8 stories).................        1              288,643          0.57             288,643         694          70.00
Manufactured Home..........        2              206,540          0.41             103,270         700          77.84
                             ----------      ------------     ------------      ------------   -------------  -------------
Total, Average or
Weighted Average...........       383        $ 50,810,438        100.00%        $   132,664         687          75.73%
                             ==========      ============     ============      ============   =============  =============


                                           GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES


                              NUMBER OF                        PERCENTAGE         AVERAGE        WEIGHTED        WEIGHTED
                               MORTGAGE        PRINCIPAL      OF MORTGAGE        PRINCIPAL       AVERAGE         AVERAGE
          STATE                 LOANS           BALANCE           LOANS           BALANCE      CREDIT SCORE     LTV RATIO
---------------------------  ----------      ------------     ------------      ------------   -------------  -------------
Alabama....................       4          $    694,775          1.37%        $   173,694         616           84.68%
Arkansas...................       1                48,983          0.10              48,983         600           75.00
Arizona....................      11             1,357,887          2.67             123,444         728           84.43
California.................      48             7,201,101         14.17             150,023         717           68.15
Colorado...................      11               989,599          1.95              89,964         743           61.69
Connecticut................       3               320,065          0.63             106,688         738           89.47
District of Columbia.......       1                86,975          0.17              86,975         548           90.00
Delaware...................       1                96,216          0.19              96,216         812           75.00
Florida....................      29             4,380,272          8.62             151,044         712           78.96
Georgia....................      22             3,652,226          7.19             166,010         700           78.39
Hawaii.....................       1                47,197          0.09              47,197         777           17.00
Idaho......................       5               499,409          0.98              99,882         644           81.84
Illinois...................       4               296,903          0.58              74,226         697           81.78
Indiana....................      12               797,418          1.57              66,452         636           83.18
Kansas.....................       1                34,284          0.07              34,284         687           66.00
Kentucky...................       2               507,203          1.00             253,602         613           82.32
Louisiana..................       6               461,043          0.91              76,840         694           80.01
Massachusetts..............       4               528,696          1.04             132,174         734           75.38
Maryland...................       3               382,993          0.75             127,664         722           58.85
Michigan...................      13             1,761,451          3.47             135,496         589           80.31
Minnesota..................       4               639,580          1.26             159,895         678           73.68
Missouri...................       5               587,628          1.16             117,526         592           84.05
Mississippi................       4               560,553          1.10             140,138         627           83.51
North Carolina.............      11             1,513,285          2.98             137,571         635           81.03
Nebraska...................       2               177,674          0.35              88,837         662           68.24
New Hampshire..............       2               296,232          0.58             148,116         740           77.44
New Jersey.................      10             1,306,284          2.57             130,628         698           77.66
New Mexico.................       6               821,285          1.62             136,881         630           62.05
Nevada.....................       7               974,068          1.92             139,153         734           77.74
New York...................      15             2,161,130          4.25             144,075         666           68.46
Ohio.......................      15             1,179,699          2.32              78,647         685           78.26
Oklahoma...................       2               128,209          0.25              64,105         742           77.59
Oregon.....................      19             2,621,212          5.16             137,959         716           72.79
Pennsylvania...............       5               406,053          0.80              81,211         719           85.56
Rhode Island...............       2               190,068          0.37              95,034         690           67.98
South Carolina.............       9               971,609          1.91             107,957         703           83.05
Tennessee..................      12               936,924          1.84              78,077         634           79.77
Texas......................      39             6,756,660         13.30             173,248         681           76.06
Utah.......................       7             1,019,565          2.01             145,652         694           78.36
Virginia...................       5               476,238          0.94              95,248         739           75.49
Vermont....................       1               100,899          0.20             100,899         763           56.00
Washington                       19             2,840,890          5.59             149,521         654           76.43
                             ----------      ------------     ------------      ------------   -------------  -------------
Total, Average or
Weighted Average...........      383         $ 50,810,438        100.00%        $   132,664         687           75.73%
                             ==========      ============     ============      ============   =============  =============

    No more than 1.4% of the mortgage loans were secured by mortgaged properties located in any one zip code area in Texas and no more than 1.3% of the mortgage loans were secured by mortgaged properties located in any one zip code area outside Texas.


                                              DOCUMENTATION TYPES OF THE MORTGAGE LOANS

                              NUMBER OF                        PERCENTAGE         AVERAGE        WEIGHTED        WEIGHTED
                               MORTGAGE        PRINCIPAL      OF MORTGAGE        PRINCIPAL       AVERAGE         AVERAGE
    DOCUMENTATION TYPE          LOANS           BALANCE           LOANS           BALANCE      CREDIT SCORE     LTV RATIO
---------------------------  ----------      ------------     ------------      ------------   -------------  -------------
Full Documentation.........      163         $ 18,217,014         35.85%        $   111,761         689           80.26%
Reduced Documentation......      220           32,593,424         64.15             148,152         685           73.19
                             ----------      ------------     ------------      ------------   -------------  -------------
Total, Average or
Weighted Average...........      383         $ 50,810,438        100.00%        $   132,664         687           75.73%
                             ==========      ============     ============      ============   =============  =============

      No more than 13.9% of the reduced loan documentation mortgage loans were secured by mortgaged properties located in California. For purposes of the above table, reduced documentation includes mortgage loans which were underwritten under a no stated income or no income/no asset program.

      Approximately 4.9% of the mortgage loans were underwritten pursuant to a streamlined refinancing documentation program, which permits mortgage loans to be refinanced with only limited verification or updating of underwriting information obtained at the time that the refinanced mortgage loan was underwritten. See "The Trusts--Underwriting Policies--General Standards" in the prospectus.



                                                           MORTGAGE RATES

                              NUMBER OF                        PERCENTAGE         AVERAGE        WEIGHTED        WEIGHTED
                              MORTGAGE        PRINCIPAL       OF MORTGAGE        PRINCIPAL       AVERAGE         AVERAGE
    MORTGAGE RATES (%)         LOANS           BALANCE           LOANS            BALANCE      CREDIT SCORE     LTV RATIO
---------------------------  ----------      ------------     ------------      ------------   -------------  -------------
6.375 - 6.499..............        8         $  1,154,012          2.27%        $   144,252         762           75.16%
6.500 - 6.624..............        6            1,104,403          2.17             184,067         751           71.95
6.625 - 6.749..............       13            2,304,857          4.54             177,297         693           76.48
6.750 - 6.874..............       17            3,619,950          7.12             212,938         670           77.04
6.875 - 6.999..............       41            6,388,252         12.57             155,811         716           71.45
7.000 - 7.124..............       28            4,166,508          8.20             148,804         725           72.26
7.125 - 7.249..............       19            3,066,181          6.03             161,378         699           73.39
7.250 - 7.374..............       34            4,149,565          8.17             122,046         698           74.77
7.375 - 7.499..............       31            3,711,617          7.30             119,730         676           78.13
7.500 - 7.624..............       42            5,077,990          9.99             120,905         692           81.10
7.625 - 7.749..............       29            4,535,598          8.93             156,400         626           72.71
7.750 - 7.874..............       20            2,152,732          4.24             107,637         684           76.11
7.875 - 7.999..............       23            2,522,568          4.96             109,677         659           79.30
8.000 - 8.124..............       31            3,613,419          7.11             116,562         659           76.78
8.125 - 8.249..............       11              860,335          1.69              78,212         680           80.73
8.250 - 8.374..............       12              907,460          1.79              75,622         627           82.07
8.375 - 8.499..............       11              818,100          1.61              74,373         693           81.45
8.500 - 8.624..............        5              361,464          0.71              72,293         646           81.14
8.625 - 8.749..............        2              295,427          0.58             147,714         617           70.00
                             ----------      ------------     ------------      ------------   -------------  -------------
Total, Average or
Weighted Average...........      383         $ 50,810,438        100.00%        $   132,664         687           75.73%
                             ==========      ============     ============      ============   =============  =============

      As of March 1, 2005, the weighted average mortgage rate of the mortgage loans was approximately 7.3158% per annum.


                                            NET MORTGAGE RATES OF DISCOUNT MORTGAGE LOANS

                              NUMBER OF                        PERCENTAGE         AVERAGE        WEIGHTED        WEIGHTED
                               MORTGAGE        PRINCIPAL      OF MORTGAGE        PRINCIPAL       AVERAGE         AVERAGE
   NET MORTGAGE RATE (%)        LOANS           BALANCE           LOANS           BALANCE      CREDIT SCORE     LTV RATIO
---------------------------  ----------      ------------     ------------      ------------   -------------  -------------
6.095......................       8          $  1,154,012         2.27%         $   144,252         762           75.16%
6.220......................       6             1,104,403         2.17              184,067         751           71.95
6.345......................      13             2,304,857         4.54              177,297         693           76.48
6.470......................      16             3,503,109         6.89              218,944         676           76.80
                             ----------      ------------     ------------      ------------   -------------  -------------
Total, Average or
Weighted Average...........      43          $  8,066,382        15.88%         $   187,590         703           75.81%
                             ==========      ============     ============      ============   =============  =============

      As of March 1, 2005, the weighted average of the Discount Fractions of the Discount Mortgage Loans was approximately 2.362996303%.



                                          ORIGINAL PRINCIPAL BALANCES OF THE MORTGAGE LOANS

                              NUMBER OF                        PERCENTAGE         AVERAGE        WEIGHTED        WEIGHTED
  ORIGINAL MORTGAGE LOAN       MORTGAGE        PRINCIPAL      OF MORTGAGE        PRINCIPAL       AVERAGE         AVERAGE
       BALANCE ($)              LOANS           BALANCE           LOANS           BALANCE      CREDIT SCORE     LTV RATIO
---------------------------  ----------      ------------     ------------      ------------   -------------  -------------
 100,000 or less...........      172         $ 11,191,864         22.03%        $    65,069         711           74.47%
 100,001-200,000...........      144           19,530,987         38.44             135,632         688           77.39
 200,001-300,000...........       40            9,335,466         18.37             233,387         700           78.23
 300,001-400,000...........       16            5,250,082         10.33             328,130         673           77.90
 400,001-500,000...........        7            3,074,786          6.05             439,255         617           66.12
 500,001-600,000...........        2            1,096,720          2.16             548,360         787           62.73
 600,001-700,000...........        1              624,558          1.23             624,558         471           73.00
 700,001-800,000...........        1              705,975          1.39             705,975         542           65.00
                             ----------      ------------     ------------      ------------   -------------  -------------
Total, Average or
Weighted Average...........      383         $ 50,810,438        100.00%        $   132,664         687           75.73%
                             ==========      ============     ============      ============   =============  =============



                                                         ORIGINAL LTV RATIOS

                                  NUMBER OF                         PERCENTAGE OF          AVERAGE
                                  MORTGAGE         PRINCIPAL          MORTGAGE            PRINCIPAL        WEIGHTED AVERAGE
  ORIGINAL LTV RATIO (%)            LOANS           BALANCE            LOANS               BALANCE           CREDIT SCORE
---------------------------       ---------      ------------       -------------      ------------        ----------------
00.01-50.00................           28         $  3,146,037            6.19%         $   112,358                693
50.01-55.00................            8              744,493            1.47               93,062                704
55.01-60.00................            8            1,590,088            3.13              198,761                760
60.01-65.00................           16            3,057,471            6.02              191,092                690
65.01-70.00................           41            5,407,768           10.64              131,897                716
70.01-75.00................           49            6,833,916           13.45              139,468                679
75.01-80.00................          133           18,755,723           36.91              141,020                685
80.01-85.00................           16            2,041,204            4.02              127,575                629
85.01-90.00................           65            6,509,005           12.81              100,139                679
90.01-95.00................           19            2,724,733            5.36              143,407                665
                                  ---------      ------------       -------------      ------------        ----------------
Total, Average or
Weighted Average...........          383         $ 50,810,438          100.00%         $   132,664                687
                                  =========      ============       =============      ============        ================

     The weighted average loan-to-value ratio at origination of the mortgage loans was approximately 75.73%.

         The decrement table for the Class A-P Certificates under the section entitled "Certain Yield and Prepayment Considerations--Weighted Average Life" in the prospectus supplement shall be deleted in its entirety and replaced with the following decrement table:




                                 PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING AT THE
                                         FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                                                           CLASS A-P CERTIFICATES
                                                            ------------------------------------------------
                                                             0%        6%        18%        24%         30%
                                                            ----      ----       ----       ----        ----
DISTRIBUTION DATE
April 2005.............................................     100%       100%      100%       100%        100%
April 2006.............................................      99         93        81         75          69
April 2007.............................................      97         86        65         56          48
April 2008.............................................      95         79        53         42          33
April 2009.............................................      93         73        42         31          22
April 2010.............................................      92         67        34         23          15
April 2011.............................................      90         62        27         17          11
April 2012.............................................      87         57        22         13           7
April 2013.............................................      85         52        17          9           5
April 2014.............................................      82         47        14          7           3
April 2015.............................................      80         43        11          5           2
April 2016.............................................      77         39         9          4           2
April 2017.............................................      74         35         7          3           1
April 2018.............................................      71         32         5          2           1
April 2019.............................................      67         28         4          1           *
April 2020.............................................      63         25         3          1           *
April 2021.............................................      59         22         2          1           *
April 2022.............................................      55         19         2          1           *
April 2023.............................................      51         17         1          *           *
April 2024.............................................      46         14         1          *           *
April 2025.............................................      41         12         1          *           *
April 2026.............................................      35         10         1          *           *
April 2027.............................................      29          8         *          *           *
April 2028.............................................      23          6         *          *           *
April 2029.............................................      16          4         *          *           *
April 2030.............................................       9          2         *          *           *
April 2031.............................................       1          *         *          *           *
April 2032.............................................       0          0         0          0           0
Weighted Average Life in Years** (to Maturity).........    16.7        9.8       4.6        3.4         2.7

----------------
*    Indicates a number that is greater than zero but less than 0.5%.
** The weighted average life of an offered certificate is determined by (i) multiplying the net reduction, if any, of Certificate Principal Balance by the number of years from the date of issuance of the offered certificate to the related Distribution Date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS INDICATED IN THE PROSPECTUS SUPPLEMENT AND AS SUPPLEMENTED BY THIS SUPPLEMENT, INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF, AND SHOULD BE READ IN CONJUNCTION THEREWITH.

         The decrement table above and the pre-tax yield to maturity table below assume, among other things, the following structuring assumptions:

         o    the Class A-P Certificates will be purchased on April 28, 2005;

         o the scheduled monthly payment for each mortgage loan has been based on its outstanding balance and interest rate as of March 1, 2005 and remaining amortization term so that the mortgage loan will amortize in amounts sufficient for repayment thereof over its remaining term to maturity; and

         o as of March 1, 2005, the mortgage loans have the following weighted average characteristics:


                        ASSUMED MORTGAGE CHARACTERISTICS

                                         DISCOUNT MORTGAGE     NON-DISCOUNT
      ASSUMED PURCHASE PRICE                  LOANS           MORTGAGE LOANS
---------------------------------------  -----------------    ----------------
Aggregate principal balance............   $8,067,681.71        $44,290,181.82
Weighted average mortgage rate.........    6.6264187747%               7.4313%
Weighted average servicing fee rate....    0.2800000000%               0.3300%
Weighted average original term to
maturity (months)......................             359                   359
Weighted average remaining term
to maturity (months)...................             314                   311

         The pre-tax yield to maturity table for the Principal Only Certificates under the section entitled "Certain Yield and Prepayment
Considerations--Principal Only Certificate and Variable Strip Certificate Yield Considerations" in the prospectus supplement shall be deleted in its entirety and replaced with the following pre-tax yield to maturity table:


                   PRE-TAX YIELD TO MATURITY OF THE CLASS A-P
     CERTIFICATES AT THE FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

ASSUMED PURCHASE PRICE           0%      6%      18%     24%      30%
------------------------------ ------  ------  ------  ------   ------
$131,137......................  2.3%    4.3%    10.0%   13.5%    17.3%

THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS INDICATED IN THE PROSPECTUS SUPPLEMENT AND AS SUPPLEMENTED BY THIS SUPPLEMENT, INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF, AND SHOULD BE READ IN CONJUNCTION THEREWITH.

         The model used to measure prepayments on the mortgage loans for purposes of the decrement table and yield table in this supplement, CPR, represents a constant rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans. For the mortgage loans, an 18% CPR assumes a constant prepayment rate of 18% per annum of the then outstanding principal balance of the related mortgage loans. CPR does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans in this mortgage pool.

         The second and third paragraphs and the servicer delinquency tables under the section entitled "Pooling and Servicing Agreement--The Master Servicer" in the prospectus supplement shall be deleted in their entirety and replaced with the following:

         The following tables set forth information concerning the delinquency experience, including pending foreclosures, on one- to four-family residential mortgage loans that generally complied with Residential Funding Corporation's Expanded Criteria Program at the time of purchase by Residential Funding Corporation and were being master serviced by Residential Funding Corporation on December 31, 1999, December 31, 2000, December 31, 2001, December 31, 2002, December 31, 2003 and December 31, 2004.

         As used in this prospectus supplement, a loan is considered to be "30 to 59 days" or "30 or more days" delinquent when a payment due on any due date remains unpaid as of the close of business on the last business day immediately prior to the next following monthly due date. The determination as to whether a loan falls into this category is made as of the close of business on the last business day of each month.


                                    EXPANDED CRITERIA MORTGAGE PROGRAM DELINQUENCY EXPERIENCE(1)

                                  AT DECEMBER 31, 1999               AT DECEMBER 31, 2000          AT DECEMBER 31, 2001
                             ----------------------------------------------------------------------------------------------
                                 BY NO.        BY DOLLAR           BY NO.        BY DOLLAR          BY NO.     BY DOLLAR
                                   OF           AMOUNT              OF            AMOUNT              OF        AMOUNT
                                 LOANS         OF LOANS           LOANS          OF LOANS           LOANS      OF LOANS
                             ----------------------------------------------------------------------------------------------
                                  (Dollar Amounts                     (Dollar Amounts                 (Dollar Amounts
                                    in Thousands)                       in Thousands)                   in Thousands)
Total Loan Portfolio.......    92,149        $10,513,716         104,820        $ 12,512,690       101,210    $12,635,058
Period of Delinquency
30 to 59 days..............     1,602            192,517           2,082             244,557         2,324        289,263
60 to 89 days..............       236             28,610             372              44,459           477         64,448
90 days or more(2).........       307             35,045             409              44,171           516         62,039
Foreclosures Pending.......       273             32,685             446              55,203           602         81,640
                             ----------      ------------     ------------      ------------   -------------  -------------
Total Delinquent Loans.....     2,418        $   288,858           3,309        $    388,390         3,919    $   497,389
                             ==========      ============     ============      ============   =============  =============
Percent of Loan
Portfolio..................     2.624%             2.747%          3.157%              3.104%        3.872%         3.937


                                AT DECEMBER 31, 2002                AT DECEMBER 31, 2003             AT DECEMBER 31, 2004
                             ----------------------------------------------------------------------------------------------
                                 BY NO.        BY DOLLAR           BY NO.        BY DOLLAR          BY NO.     BY DOLLAR
                                   OF           AMOUNT              OF            AMOUNT              OF        AMOUNT
                                 LOANS         OF LOANS           LOANS          OF LOANS           LOANS      OF LOANS
                             ----------------------------------------------------------------------------------------------
                                  (Dollar Amounts                     (Dollar Amounts                 (Dollar Amounts
                                    in Thousands)                       in Thousands)                   in Thousands)
Total Loan Portfolio.......    99,386         $12,962,473        101,112        $ 14,114,861       106,211    $15,669,395
Period of Delinquency
30 to 59 days..............     2,147             280,302          2,182             284,482         2,032        282,672
60 to 89 days..............       488              63,986            526              70,816           409         51,071
90 days or more(2).........       644              84,033            696              94,223           555         70,963
Foreclosures Pending.......       769             102,671            787             103,707           747         88,396
                             ----------      ------------     ------------      ------------   -------------  -------------
Total Delinquent Loans.....     4,048         $   530,992          4,191             553,228         3,743    $   493,102
                             ==========      ============     ============      ============   =============  =============
Percent of Loan
Portfolio..................     4.073%              4.096%         4.145%              3.919%        3.524%         3.147%

(1) The table relates only to the mortgage loans referred to above.
(2) Does not include foreclosures pending.



                         EXPANDED CRITERIA MORTGAGE PROGRAM REDUCED DOCUMENTATION DELINQUENCY EXPERIENCE(1)

                                  AT DECEMBER 31, 1999               AT DECEMBER 31, 2000          AT DECEMBER 31, 2001
                             ----------------------------------------------------------------------------------------------
                                 BY NO.        BY DOLLAR           BY NO.        BY DOLLAR          BY NO.     BY DOLLAR
                                   OF           AMOUNT              OF            AMOUNT              OF        AMOUNT
                                 LOANS         OF LOANS           LOANS          OF LOANS           LOANS      OF LOANS
                             ----------------------------------------------------------------------------------------------
                                  (Dollar Amounts                     (Dollar Amounts                 (Dollar Amounts
                                    in Thousands)                       in Thousands)                   in Thousands)
Total Loan Portfolio.......    37,066        $5,021,100          44,520         $6,234,461         45,103     $6,477,882
Period of Delinquency
30 to 59 days..............       573            83,679             742            104,823            901        131,032
60 to 89 days..............        65            11,033             118             17,904            185         29,788
90 days or more(2)...              77            13,377             123             17,598            165         27,231
Foreclosures Pending.......        80            12,263             113             19,378            198         34,074
                             ----------      ------------     ------------      ------------   -------------  -------------
Total Delinquent Loans.....       795        $  120,353           1,096         $  159,703          1,449     $  222,125
                             ==========      ============     ============      ============   =============  =============
Percent of Loan
Portfolio..................     2.145%            2.397%          2.462%             2.562%         3.213%         3.429%


                                AT DECEMBER 31, 2002                AT DECEMBER 31, 2003             AT DECEMBER 31, 2004
                             ----------------------------------------------------------------------------------------------
                                 BY NO.        BY DOLLAR           BY NO.        BY DOLLAR          BY NO.     BY DOLLAR
                                   OF           AMOUNT              OF            AMOUNT              OF        AMOUNT
                                 LOANS         OF LOANS           LOANS          OF LOANS           LOANS      OF LOANS
                             ----------------------------------------------------------------------------------------------
                                  (Dollar Amounts                     (Dollar Amounts                 (Dollar Amounts
                                    in Thousands)                       in Thousands)                   in Thousands)
Total Loan Portfolio.......    45,867        $6,776,784          51,824          $8,071,748        56,271     $9,191,522
Period of Delinquency
30 to 59 days..............       893           131,270             934             142,682           946        161,218
60 to 89 days..............       216            33,636             216              35,031           186         26,348
90 days or more(2)...             206            37,139             258              43,618           225         34,430
Foreclosures Pending.......       251            41,335             279              44,333           268         42,461
Total Delinquent Loans.....     1,566        $  243,380           1,687          $  265,664         1,625     $  264,457
                             ----------      ------------     ------------      ------------   -------------  -------------
Percent of Loan
Portfolio..................     3.414%            3.591%          3.255%              3.291%        2.888%         2.877%
                             ==========      ============     ============      ============   =============  =============

         The following shall supplement the information under the section entitled "Use of Proceeds":

         The net proceeds from the sale of the Class A-P Certificates to the Class PO underwriter will be paid to the depositor. The depositor will use the proceeds to purchase the Class A-P Certificates from Residential Funding Corporation.

         As previously mentioned, the information in this supplement regarding the mortgage loans is as of March 1, 2005, except as otherwise indicated. Investors should review the monthly statements to certificateholders for January, February, March and April 2005, attached hereto as Appendix A, which include, among other things, limited updated information regarding the mortgage loans and delinquency and loss information as of the date of each such monthly statement. These monthly statements are included as part of this supplement and each monthly statement to certificateholders filed with the Securities and Exchange Commission is hereby incorporated by reference. Any monthly statement to certificateholders will be made available upon request by contacting the trustee as described in the prospectus supplement.

                               UBS INVESTMENT BANK
                              CLASS PO UNDERWRITER

         This supplement may be used to offer or sell the certificates offered hereby only if accompanied by the prospectus supplement, the supplement thereto dated March 18, 2002 and prospectus.

         Dealers will be required to deliver both supplements, a prospectus supplement and a prospectus when acting as underwriters of the certificates offered hereby and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the offered certificates, whether or not participating in this offering, may be required to deliver a supplement, prospectus supplement and prospectus until ninety days after the date of this supplement.

                                                                      APPENDIX A

                     MONTHLY STATEMENTS TO CERTIFICATEHOLDERS

Run:        04/25/05     17:42:54                                    REPT1B.FRG
Page:         1 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2001-QS18(POOL # 4557) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4557
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
A-1     76110GTR2    35,065,700.00  35,065,700.00     6.500000  %          0.00
A-2     76110GTS0   179,260,000.00           0.00     6.500000  %          0.00
A-3     76110GTT8     4,199,000.00           0.00     6.500000  %          0.00
A-4     76110GTU5     7,002,000.00           0.00     6.500000  %          0.00
A-5     76110GTV3     4,105,000.00           0.00     6.500000  %          0.00
A-6     76110GTW1     5,404,000.00   2,980,114.77     6.500000  %  1,558,004.99
A-7     76110GTX9     5,050,000.00   2,784,000.00     6.500000  %  1,456,000.00
A-8     76110GTY7    42,491,000.00           0.00     6.500000  %          0.00
A-9     76110GTZ4     8,026,000.00           0.00     6.500000  %          0.00
A-10    76110GUA7    25,000,000.00           0.00     6.500000  %          0.00
A-11    76110GUB5    29,850,300.00           0.00     6.500000  %          0.00
A-12    76110GVB4     5,205,000.00           0.00     6.500000  %          0.00
A-P     76110GUC3       828,041.02     210,872.32     0.000000  %      2,275.97
A-V     76110GUD1             0.00           0.00     0.515574  %          0.00
R       76110GUE9           100.00           0.00     6.500000  %          0.00
M-1     76110GUF6    10,387,000.00   9,792,137.29     6.500000  %     19,343.21
M-2     76110GUG4     3,338,700.00   3,147,492.90     6.500000  %      6,217.50
M-3     76110GUH2     1,483,800.00   1,398,822.89     6.500000  %      2,763.21
B-1     76110GUJ8     1,854,900.00   1,748,670.01     6.500000  %      3,454.29
B-2     76110GUK5     1,112,900.00   1,049,446.67     6.500000  %      2,073.06
B-3     76110GUL3     1,298,419.53     866,736.88     6.500000  %      1,235.88

-------------------------------------------------------------------------------
                  370,961,860.55    59,043,993.73                  3,051,368.11
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
A-1       189,939.21    189,939.21            0.00       0.00     35,065,700.00
A-2             0.00          0.00            0.00       0.00              0.00
A-3             0.00          0.00            0.00       0.00              0.00
A-4             0.00          0.00            0.00       0.00              0.00
A-5             0.00          0.00            0.00       0.00              0.00
A-6        16,142.29  1,574,147.28            0.00       0.00      1,422,109.78
A-7        15,080.00  1,471,080.00            0.00       0.00      1,328,000.00
A-8             0.00          0.00            0.00       0.00              0.00
A-9             0.00          0.00            0.00       0.00              0.00
A-10            0.00          0.00            0.00       0.00              0.00
A-11            0.00          0.00            0.00       0.00              0.00
A-12            0.00          0.00            0.00       0.00              0.00
A-P             0.00      2,275.97            0.00       0.00        208,596.35
A-V        25,368.34     25,368.34            0.00       0.00              0.00
R               0.00          0.00            0.00       0.00              0.00
M-1        53,040.74     72,383.95            0.00       0.00      9,772,794.08
M-2        17,048.92     23,266.42            0.00       0.00      3,141,275.40
M-3         7,576.96     10,340.17            0.00       0.00      1,396,059.68
B-1         9,471.96     12,926.25            0.00       0.00      1,745,215.72
B-2         5,684.50      7,757.56            0.00       0.00      1,047,373.61
B-3         4,694.82      5,930.70            0.00       0.00        840,788.30

-------------------------------------------------------------------------------
          344,047.74  3,395,415.85            0.00       0.00     55,967,912.92
===============================================================================







































Run:        04/25/05     17:42:54
Page:         2 of 3



               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2001-QS18(POOL # 4557) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4557
_______________________________________________________________________________


AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
A-1    1000.000000    0.000000     5.416667     5.416667   0.000000 1000.000000
A-2       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-3       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-4       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-5       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-6     551.464614  288.305883     2.987100   291.292983   0.000000  263.158731
A-7     551.287129  288.316832     2.986139   291.302971   0.000000  262.970297
A-8       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-9       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-10      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-11      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-12      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-P     254.664093    2.748608     0.000000     2.748608   0.000000  251.915485
A-V       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R         0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
M-1     942.730075    1.862252     5.106454     6.968706   0.000000  940.867823
M-2     942.730075    1.862252     5.106455     6.968707   0.000000  940.867823
M-3     942.730075    1.862252     5.106456     6.968708   0.000000  940.867823
B-1     942.730071    1.862251     5.106453     6.968704   0.000000  940.867820
B-2     942.983799    1.862755     5.107826     6.970581   0.000000  941.121044
B-3     667.532227    0.951834     3.615796     4.567630   0.000000  647.547484

_______________________________________________________________________________


DETERMINATION DATE       21-January-05
DISTRIBUTION DATE        25-January-05

Run:     04/25/05     17:42:54                                        rept2.frg
Page:      3 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2001-QS18 (POOL #  4557)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4557
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       12,177.73
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                     2,331.66

SUBSERVICER ADVANCES THIS MONTH                                       35,210.32
MASTER SERVICER ADVANCES THIS MONTH                                    4,004.48


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                    14   2,741,674.09

 (B)  TWO MONTHLY PAYMENTS:                                    4     642,718.62

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          4   1,124,479.58


FORECLOSURES
  NUMBER OF LOANS                                                             4
  AGGREGATE PRINCIPAL BALANCE                                        484,357.60

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                      55,968,864.51

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                          412

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       4

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                 653,326.94

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    2,880,346.11

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         69.39983500 %    24.37102400 %    6.20689370 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            67.82026500 %    25.56801764 %    6.51606910 %

      BANKRUPTCY AMOUNT AVAILABLE                         150,000.00
      FRAUD AMOUNT AVAILABLE                              607,850.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   1,422,535.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          7.30700449
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              314.30

POOL TRADING FACTOR:                                                15.08749833

Run:        04/26/05     11:29:05                                    REPT1B.FRG
Page:         1 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2001-QS18(POOL # 4557) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4557
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
A-1     76110GTR2    35,065,700.00  35,065,700.00     6.500000  %          0.00
A-2     76110GTS0   179,260,000.00           0.00     6.500000  %          0.00
A-3     76110GTT8     4,199,000.00           0.00     6.500000  %          0.00
A-4     76110GTU5     7,002,000.00           0.00     6.500000  %          0.00
A-5     76110GTV3     4,105,000.00           0.00     6.500000  %          0.00
A-6     76110GTW1     5,404,000.00   1,422,109.78     6.500000  %  1,105,452.73
A-7     76110GTX9     5,050,000.00   1,328,000.00     6.500000  %  1,033,000.00
A-8     76110GTY7    42,491,000.00           0.00     6.500000  %          0.00
A-9     76110GTZ4     8,026,000.00           0.00     6.500000  %          0.00
A-10    76110GUA7    25,000,000.00           0.00     6.500000  %          0.00
A-11    76110GUB5    29,850,300.00           0.00     6.500000  %          0.00
A-12    76110GVB4     5,205,000.00           0.00     6.500000  %          0.00
A-P     76110GUC3       828,041.02     208,596.35     0.000000  %     10,488.01
A-V     76110GUD1             0.00           0.00     0.498690  %          0.00
R       76110GUE9           100.00           0.00     6.500000  %          0.00
M-1     76110GUF6    10,387,000.00   9,772,794.08     6.500000  %     10,410.34
M-2     76110GUG4     3,338,700.00   3,141,275.40     6.500000  %      3,346.20
M-3     76110GUH2     1,483,800.00   1,396,059.68     6.500000  %          0.00
B-1     76110GUJ8     1,854,900.00   1,745,215.72     6.500000  %          0.00
B-2     76110GUK5     1,112,900.00   1,047,373.61     6.500000  %          0.00
B-3     76110GUL3     1,298,419.53     840,788.30     6.500000  %          0.00

-------------------------------------------------------------------------------
                  370,961,860.55    55,967,912.92                  2,162,697.28
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
A-1       189,939.21    189,939.21            0.00       0.00     35,065,700.00
A-2             0.00          0.00            0.00       0.00              0.00
A-3             0.00          0.00            0.00       0.00              0.00
A-4             0.00          0.00            0.00       0.00              0.00
A-5             0.00          0.00            0.00       0.00              0.00
A-6         7,703.09  1,113,155.82            0.00       0.00        316,657.05
A-7         7,193.33  1,040,193.33            0.00       0.00        295,000.00
A-8             0.00          0.00            0.00       0.00              0.00
A-9             0.00          0.00            0.00       0.00              0.00
A-10            0.00          0.00            0.00       0.00              0.00
A-11            0.00          0.00            0.00       0.00              0.00
A-12            0.00          0.00            0.00       0.00              0.00
A-P             0.00     10,488.01            0.00       0.00        198,108.34
A-V        23,259.24     23,259.24            0.00       0.00              0.00
R               0.00          0.00            0.00       0.00              0.00
M-1        52,935.97     63,346.31            0.00       0.00      9,762,383.74
M-2        17,015.24     20,361.44            0.00       0.00      3,137,929.20
M-3         5,425.62      5,425.62            0.00       0.00      1,396,059.68
B-1             0.00          0.00            0.00       0.00      1,745,215.72
B-2             0.00          0.00            0.00       0.00      1,047,373.61
B-3             0.00          0.00            0.00       0.00        835,430.76

-------------------------------------------------------------------------------
          303,471.70  2,466,168.98            0.00       0.00     53,799,858.10
===============================================================================







































Run:        04/26/05     11:29:05
Page:         2 of 3



               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2001-QS18(POOL # 4557) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4557
_______________________________________________________________________________


AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
A-1    1000.000000    0.000000     5.416667     5.416667   0.000000 1000.000000
A-2       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-3       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-4       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-5       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-6     263.158731  204.561941     1.425442   205.987383   0.000000   58.596790
A-7     262.970297  204.554455     1.424422   205.978877   0.000000   58.415842
A-8       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-9       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-10      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-11      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-12      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-P     251.915490   12.666063     0.000000    12.666063   0.000000  239.249427
A-V       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R         0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
M-1     940.867823    1.002246     5.096368     6.098614   0.000000  939.865577
M-2     940.867823    1.002246     5.096367     6.098613   0.000000  939.865577
M-3     940.867826    0.000000     3.656571     3.656571   0.000000  940.867823
B-1     940.867820    0.000000     0.000000     0.000000   0.000000  940.867820
B-2     941.121044    0.000000     0.000000     0.000000   0.000000  941.121044
B-3     647.547484    0.000000     0.000000     0.000000   0.000000  643.421284

_______________________________________________________________________________


DETERMINATION DATE       23-February-05
DISTRIBUTION DATE        25-February-05

Run:     04/26/05     11:29:05                                        rept2.frg
Page:      3 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2001-QS18 (POOL #  4557)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4557
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       11,501.27
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                     1,699.01

SUBSERVICER ADVANCES THIS MONTH                                       37,058.33
MASTER SERVICER ADVANCES THIS MONTH                                    4,611.11


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                    17   2,617,349.44

 (B)  TWO MONTHLY PAYMENTS:                                    5   1,077,734.29

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          4   1,123,828.44


FORECLOSURES
  NUMBER OF LOANS                                                             4
  AGGREGATE PRINCIPAL BALANCE                                        484,357.60

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                      53,800,771.89

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                          400

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       4

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                 652,712.75

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    2,108,448.82

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         67.82026500 %    25.66366600 %    6.49178370 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            66.56063100 %    26.57280206 %    6.76835790 %

      BANKRUPTCY AMOUNT AVAILABLE                         150,000.00
      FRAUD AMOUNT AVAILABLE                              607,850.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   1,422,535.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          7.30257169
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              313.00

POOL TRADING FACTOR:                                                14.50304670

Run:        04/07/05     11:07:54                                    REPT1B.FRG
Page:         1 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2001-QS18(POOL # 4557) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4557
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
A-1     76110GTR2    35,065,700.00  35,065,700.00     6.500000  %    717,272.85
A-2     76110GTS0   179,260,000.00           0.00     6.500000  %          0.00
A-3     76110GTT8     4,199,000.00           0.00     6.500000  %          0.00
A-4     76110GTU5     7,002,000.00           0.00     6.500000  %          0.00
A-5     76110GTV3     4,105,000.00           0.00     6.500000  %          0.00
A-6     76110GTW1     5,404,000.00     316,657.05     6.500000  %    316,657.05
A-7     76110GTX9     5,050,000.00     295,000.00     6.500000  %    295,000.00
A-8     76110GTY7    42,491,000.00           0.00     6.500000  %          0.00
A-9     76110GTZ4     8,026,000.00           0.00     6.500000  %          0.00
A-10    76110GUA7    25,000,000.00           0.00     6.500000  %          0.00
A-11    76110GUB5    29,850,300.00           0.00     6.500000  %          0.00
A-12    76110GVB4     5,205,000.00           0.00     6.500000  %          0.00
A-P     76110GUC3       828,041.02     198,108.34     0.000000  %      7,486.12
A-V     76110GUD1             0.00           0.00     0.504306  %          0.00
R       76110GUE9           100.00           0.00     6.500000  %          0.00
M-1     76110GUF6    10,387,000.00   9,762,383.74     6.500000  %     32,460.80
M-2     76110GUG4     3,338,700.00   3,137,929.20     6.500000  %     10,433.90
M-3     76110GUH2     1,483,800.00   1,396,059.68     6.500000  %      4,642.03
B-1     76110GUJ8     1,854,900.00   1,745,215.72     6.500000  %      5,803.00
B-2     76110GUK5     1,112,900.00   1,047,373.61     6.500000  %          0.00
B-3     76110GUL3     1,298,419.53     835,430.76     6.500000  %          0.00

-------------------------------------------------------------------------------
                  370,961,860.55    53,799,858.10                  1,389,755.75
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
A-1       189,939.21    907,212.06            0.00       0.00     34,348,427.15
A-2             0.00          0.00            0.00       0.00              0.00
A-3             0.00          0.00            0.00       0.00              0.00
A-4             0.00          0.00            0.00       0.00              0.00
A-5             0.00          0.00            0.00       0.00              0.00
A-6         1,715.23    318,372.28            0.00       0.00              0.00
A-7         1,597.92    296,597.92            0.00       0.00              0.00
A-8             0.00          0.00            0.00       0.00              0.00
A-9             0.00          0.00            0.00       0.00              0.00
A-10            0.00          0.00            0.00       0.00              0.00
A-11            0.00          0.00            0.00       0.00              0.00
A-12            0.00          0.00            0.00       0.00              0.00
A-P             0.00      7,486.12            0.00       0.00        190,622.22
A-V        22,610.02     22,610.02            0.00       0.00              0.00
R             999.99        999.99            0.00       0.00              0.00
M-1        52,879.58     85,340.38            0.00       0.00      9,729,922.94
M-2        16,997.12     27,431.02            0.00       0.00      3,127,495.30
M-3         9,698.36     14,340.39            0.00       0.00      1,391,417.65
B-1        18,906.50     24,709.50            0.00       0.00      1,739,412.72
B-2         4,578.54      4,578.54            0.00       0.00      1,047,373.61
B-3             0.00          0.00            0.00       0.00        783,191.94

-------------------------------------------------------------------------------
          319,922.47  1,709,678.22            0.00       0.00     52,357,863.53
===============================================================================







































Run:        04/07/05     11:07:54
Page:         2 of 3



               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2001-QS18(POOL # 4557) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4557
_______________________________________________________________________________


AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
A-1    1000.000000   20.455113     5.416667    25.871780   0.000000  979.544887
A-2       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-3       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-4       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-5       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-6      58.596789   58.596789     0.317400    58.914189   0.000000    0.000000
A-7      58.415842   58.415842     0.316420    58.732262   0.000000    0.000000
A-8       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-9       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-10      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-11      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-12      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-P     239.249430    9.040760     0.000000     9.040760   0.000000  230.208670
A-V       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R         0.000000    0.000000  9999.900000  9999.900000   0.000000    0.000000
M-1     939.865577    3.125138     5.090939     8.216077   0.000000  936.740439
M-2     939.865577    3.125139     5.090940     8.216079   0.000000  936.740439
M-3     940.867820    3.128467     6.536164     9.664631   0.000000  937.739352
B-1     940.867820    3.128471    10.192733    13.321204   0.000000  937.739349
B-2     941.121044    0.000000     4.114062     4.114062   0.000000  941.121044
B-3     643.421283    0.000000     0.000000     0.000000   0.000000  603.188660

_______________________________________________________________________________


DETERMINATION DATE       23-March-05
DISTRIBUTION DATE        25-March-05

Run:     04/07/05     11:07:54                                        rept2.frg
Page:      3 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2001-QS18 (POOL #  4557)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4557
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       11,077.93
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                     2,533.72

SUBSERVICER ADVANCES THIS MONTH                                       38,084.92
MASTER SERVICER ADVANCES THIS MONTH                                    3,443.46


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                    17   2,739,192.92

 (B)  TWO MONTHLY PAYMENTS:                                    3     662,096.89

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          6   1,461,532.30


FORECLOSURES
  NUMBER OF LOANS                                                             5
  AGGREGATE PRINCIPAL BALANCE                                        624,022.59

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                      52,357,863.53

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                          390

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       2

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                 483,435.52

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    1,215,452.42

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         66.56063100 %    26.67101100 %    6.74343500 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            65.84290500 %    27.21431878 %    6.84333340 %

      BANKRUPTCY AMOUNT AVAILABLE                         150,000.00
      FRAUD AMOUNT AVAILABLE                              607,850.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   1,422,535.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          7.30729119
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              311.80

POOL TRADING FACTOR:                                                14.11408263

Run:        04/25/05     11:35:35                                    REPT1B.FRG
Page:         1 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2001-QS18(POOL # 4557) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4557
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
A-1     76110GTR2    35,065,700.00  34,348,427.15     6.500000  %  2,747,632.75
A-2     76110GTS0   179,260,000.00           0.00     6.500000  %          0.00
A-3     76110GTT8     4,199,000.00           0.00     6.500000  %          0.00
A-4     76110GTU5     7,002,000.00           0.00     6.500000  %          0.00
A-5     76110GTV3     4,105,000.00           0.00     6.500000  %          0.00
A-6     76110GTW1     5,404,000.00           0.00     6.500000  %          0.00
A-7     76110GTX9     5,050,000.00           0.00     6.500000  %          0.00
A-8     76110GTY7    42,491,000.00           0.00     6.500000  %          0.00
A-9     76110GTZ4     8,026,000.00           0.00     6.500000  %          0.00
A-10    76110GUA7    25,000,000.00           0.00     6.500000  %          0.00
A-11    76110GUB5    29,850,300.00           0.00     6.500000  %          0.00
A-12    76110GVB4     5,205,000.00           0.00     6.500000  %          0.00
A-P     76110GUC3       828,041.02     190,622.22     0.000000  %        254.46
A-V     76110GUD1             0.00           0.00     0.508671  %          0.00
R       76110GUE9           100.00           0.00     6.500000  %          0.00
M-1     76110GUF6    10,387,000.00   9,729,922.94     6.500000  %     85,542.91
M-2     76110GUG4     3,338,700.00   3,127,495.30     6.500000  %     27,496.11
M-3     76110GUH2     1,483,800.00   1,391,417.65     6.500000  %     12,232.97
B-1     76110GUJ8     1,854,900.00   1,739,412.72     6.500000  %     15,292.46
B-2     76110GUK5     1,112,900.00   1,047,373.61     6.500000  %      9,208.23
B-3     76110GUL3     1,298,419.53     783,191.94     6.500000  %          0.00

-------------------------------------------------------------------------------
                  370,961,860.55    52,357,863.53                  2,897,659.89
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
A-1       186,053.98  2,933,686.73            0.00       0.00     31,600,794.40
A-2             0.00          0.00            0.00       0.00              0.00
A-3             0.00          0.00            0.00       0.00              0.00
A-4             0.00          0.00            0.00       0.00              0.00
A-5             0.00          0.00            0.00       0.00              0.00
A-6             0.00          0.00            0.00       0.00              0.00
A-7             0.00          0.00            0.00       0.00              0.00
A-8             0.00          0.00            0.00       0.00              0.00
A-9             0.00          0.00            0.00       0.00              0.00
A-10            0.00          0.00            0.00       0.00              0.00
A-11            0.00          0.00            0.00       0.00              0.00
A-12            0.00          0.00            0.00       0.00              0.00
A-P             0.00        254.46            0.00       0.00        190,367.76
A-V        22,194.10     22,194.10            0.00       0.00              0.00
R               0.00          0.00            0.00       0.00              0.00
M-1        52,703.75    138,246.66            0.00       0.00      9,644,380.03
M-2        16,940.60     44,436.71            0.00       0.00      3,099,999.19
M-3         7,536.85     19,769.82            0.00       0.00      1,379,184.68
B-1         9,421.82     24,714.28            0.00       0.00      1,724,120.26
B-2        12,441.28     21,649.51            0.00       0.00      1,038,165.38
B-3         1,882.49      1,882.49            0.00       0.00        776,306.31

-------------------------------------------------------------------------------
          309,174.87  3,206,834.76            0.00       0.00     49,453,318.01
===============================================================================







































Run:        04/25/05     11:35:35
Page:         2 of 3



               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2001-QS18(POOL # 4557) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4557
_______________________________________________________________________________


AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
A-1     979.544887   78.356706     5.305868    83.662574   0.000000  901.188181
A-2       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-3       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-4       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-5       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-6       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-7       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-8       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-9       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-10      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-11      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-12      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-P     230.208668    0.307304     0.000000     0.307304   0.000000  229.901365
A-V       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R         0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
M-1     936.740438    8.235573     5.074011    13.309584   0.000000  928.504865
M-2     936.740439    8.235574     5.074011    13.309585   0.000000  928.504865
M-3     937.739349    8.244352     5.079424    13.323776   0.000000  929.494997
B-1     937.739352    8.244358     5.079422    13.323780   0.000000  929.494994
B-2     941.121043    8.274086    11.179154    19.453240   0.000000  932.846957
B-3     603.188663    0.000000     1.449832     1.449832   0.000000  597.885578

_______________________________________________________________________________


DETERMINATION DATE       21-April-05
DISTRIBUTION DATE        25-April-05

Run:     04/25/05     11:35:35                                        rept2.frg
Page:      3 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2001-QS18 (POOL #  4557)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4557
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       10,722.09
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                         0.00

SUBSERVICER ADVANCES THIS MONTH                                       31,994.69
MASTER SERVICER ADVANCES THIS MONTH                                      606.53


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                    14   2,413,147.03

 (B)  TWO MONTHLY PAYMENTS:                                    1     140,651.27

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          6   1,482,093.79


FORECLOSURES
  NUMBER OF LOANS                                                             4
  AGGREGATE PRINCIPAL BALANCE                                        431,550.93

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                      49,453,318.02

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                          374

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       1

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                  80,160.63

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    2,445,664.40

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         65.84290500 %    27.21431800 %    6.81841850 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            64.14718200 %    28.55938583 %    0.00000000 %

      BANKRUPTCY AMOUNT AVAILABLE                         150,000.00
      FRAUD AMOUNT AVAILABLE                              607,850.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   1,422,535.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          7.31290433
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              311.00

POOL TRADING FACTOR:                                                13.33110578